Exhibit 10.48

WELLS

FARGO

logo

GUARANTY BY CORPORATION

This Guaranty, dated as December 1, 2003 is made by Diversified Corporate Resources, Inc., a Texas corporation (the “Guarantor”), for the benefit of Wells Fargo Business Credit, Inc., a Minnesota corporation (with its successors and assigns, the “WFBCI”,).

WFBCI and Management Alliance Corporation, a Texas corporation (the “Customer”), are parties to an Account Purchase Agreement dated December 1, 2003 (the “Agreement”) herewith pursuant to which WFBCI shall purchase accounts receivable from the Customer and may make financial accommodations to the Customer.

As a condition to entering into the Agreement and extending such accommodations to the Customer, WFBCI has required the execution and delivery of this Guaranty.

ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

1. Definitions.  All terms defined in the Agreement that are not otherwise defined herein shall have the meanings given them in the Agreement.

2. Indebtedness Guaranteed.  The Guarantor hereby absolutely and unconditionally guarantees to WFBCI the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of each and every sum now or hereafter owing to WFBCI by the Customer, including but not limited to, debts, liabilities and obligations arising out of purchases of property, financial accommodations, or other transactions with the Customer or for the Customer’s account or out of any other transaction or event, owed to WFBCI, in each case whether now existing or hereafter arising, whether arising directly in a transaction or event involving WFBCI or acquired by WFBCI from another by purchase or assignment or as collateral security, whether owed by the Customer as drawer, maker, endorser, accommodation party, guarantor, principal, surety or as a member of any partnership, syndicate, association or group or in any other capacity, whether absolute or contingent, direct or indirect, primary or secondary, sole, joint several or joint and several, secured or unsecured, due or not due, contractual, tortuous or statutory, liquidated or unliquidated, arising by agreement or imposed by law or otherwise (all of said sums being hereinafter called the “Indebtedness”).

3. Guarantor’s Representations and Warranties.  The Guarantor represents and warrants to WFBCI that (i) the Guarantor is a corporation, duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (ii) the execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary action. of its directors as required by the by-laws of the Guarantor and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or bylaws or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation; and (iv) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.  The Guarantor represents and wan-ants to WFBCI that the Guarantor has a direct and substantial economic interest in the Customer and expects to derive substantial benefits therefrom and from any purchases of property, financial accommodations, discounts, and other transactions and events resulting in the creation of the Indebtedness guarantied hereby, and that this Guaranty is given for a corporate purpose.  ‘ne Guarantor agrees to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions, in accordance with paragraph 4, if at any time, in the opinion of the directors or officers, the benefits then being received by the Guarantor in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty as to the future Indebtedness of the Customer.  Accordingly, so long as this Guaranty is not revoked prospectively in accordance with paragraph 4, WFBCI may rely conclusively on a continuing warranty, hereby made, that the Guarantor continues to be benefited by this Guaranty and WFBCI shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by WFBCI without regard to the receipt, -nature or value of any such benefits.

4. Unconditional Nature.  No act or thing need occur to establish the Guarantor’s liability hereunder, and no act or thing, except full payment and discharge of all of the indebtedness, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the Guarantor’s liability hereunder.  This is an absolute, unconditional and continuing guaranty of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor, whether or not all of the Indebtedness is paid in full, until this Guaranty is revoked prospectively as to future transactions, by written notice actually received by WFBCI and such revocation shall not be effective as to the amount of Indebtedness existing or committed for at the time of actual receipt of such notice by WFBCI or as to any renewals, extensions, refinancings or refundings thereof.

5. Dissolution or Insolvency of Guarantor.  The dissolution or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty, except upon actual receipt of written notice thereof by WFBCI and only prospectively, as to future transactions, as herein set forth.  If the Guarantor shall be dissolved or shall be or become insolvent (however defined), then WFBCI shall have the right to declare immediately due and payable, and the Guarantor will forthwith pay to WFBCI, the full amount of all of the Indebtedness whether due and payable or unmatured.  If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

6. Enforcement Expenses.  The Guarantor will pay or reimburse WFBCI for all costs, expenses and attorneys’ fees paid or incurred by WFBCI in endeavoring to collect and enforce the Indebtedness and in enforcing this Guaranty.

7. WFBCI’s Rights. WFBCI shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for the Customer.  Whether or not any existing relationship between the Guarantor and the Customer has been changed or ended and whether or not this Guaranty has been revoked, WFBCI may enter into transactions resulting in the creation or continuance of the Indebtedness and may otherwise agree, consent to or suffer the creation or continuance of any of the Indebtedness, without any consent or approval by the Guarantor and without any prior or subsequent notice to the Guarantor.  The Guarantor’s liability shall not be affected or impaired by any of the following acts or things (which WFBCI is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, discount rates, fees, expenses, maturities, if any, or other contractual terms applicable to any of the Indebtedness or any amendment or modification of any of the terms or provisions of any agreement under which the Indebtedness or any part thereof arose; (iii) any waiver or indulgence granted to the Customer, any delay or lack of diligence in the enforcement of the Indebtedness or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, the Customer or any guarantor or other person liable in respect of any of the Indebtedness; (v) any release, surrender, cancellation or other discharge of any evidence of the Indebtedness or the acceptance of any instrument in renewal or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (vii) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (viii) any assignment, pledge or other transfer of any of the Indebtedness or any evidence thereof; (ix) any manner, order or method of application of any payments or credits upon the Indebtedness; and (x) any election by WFBCI under Section 1111(b) of the United States Bankruptcy Code.  The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

8. Waivers by Guarantor.  The Guarantor waives any and all defenses, claims, setoffs and discharges of the Customer, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full.  Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against WFBCI any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenfbrceability which may be available to the Customer or ajay other person liable in respect of any of the Indebtedness, or any setoff available against )MCI to the Customer or any other such person, whether or not on account of a related transaction.  The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Customer or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.  The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, the Customer or any of its assets.  The Guarantor will not assert, plead or enforce against WFBCI any claim, defense Or setoff available to the Guarantor against the Customer.  The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Indebtedness.  VYTBCI shall not be required first to resort for payment of the Indebtedness to the Customer or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty.

9. If Payments Set Aside, etc, If any payment applied by WFBCI to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Customer or any other obligor), the Indebtedness to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

10. Additional Obligation of Guarantor.  The Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to WFBCI as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Indebtedness or obligation of the Customer, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

11. No Duties Owed by WFBCI.  The Guarantor acknowledges and agrees that WFBCI (i) has not made any representations or warranties with respect to, (ii) does not assume any responsibility to the Guarantor for, and (iii) has no duty to provide information to the Guarantor regarding, the enforceability of any of the Indebtedness or the financial condition of the Customer or any guarantor.  The Guarantor has independently determined the creditworthiness of the Customer and the enforceability of the Indebtedness and until the Indebtedness is paid in full will independently and without reliance on WFBCI continue to make such determinations.

12. Acknowledgement.  The Guarantor acknowledges that it or s/he has read this Guaranty in its entirety, has consulted such legal, tax or other advisors as it or s/he deems appropriate and understands and agrees to each of the provisions of this Guaranty and further acknowledges that it or s/he has entered into this Guaranty voluntarily.

13. Miscellaneous: This Guaranty shall be effective upon delivery to WFBCL without further act, condition or acceptance by WFBCI, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of WFBCI and its participants, successors and assigns.  Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable.  This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and WFBCI.  This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado.  The Guarantor hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Guaranty; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by WFBCI or the Guarantor in connection with this Guaranty shall be venued in either the District Court of Denver County, Denver Colorado, or the United States District Court District of Colorado Division; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions-by suit on the judgment or in any other manner provided by law.

14. Termination.  This Guaranty may not be terminated by the Guarantor until all of the Customer’s obligations to WFBCI have been paid in full or otherwise satisfied and the Guarantor provides WFBCI with written notice of the termination of this Guaranty.  By execution hereof, the Guarantor knowingly accepts the full range of risk encompassed within a contract of “continuing guaranty” which risk includes, without limitation, the possibility that the Customer will incur additional obligations for which the Guarantor may be liable hereunder after the Customer’s financial condition or ability to pay its lawful debts when they are due has deteriorated, and the Guarantor understands that the amount of the obligations may be increased or decreased.

15. Waiver of Jury Trial.  THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor the date first written above.

Diversified Corporate Resources, Inc.

By:	/S/ W. Brown Glenn, Jr.
Its President

Address:

STATE OF TEXAS

COUNTY OF DALLAS

The foregoing instrument was acknowledged before me this 1st day of December, 2003 by W. Brown Glenn, the President of Diversified Corporate Resources, Inc., on behalf of the corporation.

/S/ Claudia Jones
Notary Public

SEAL	CLAUDIA JONES MY COMMISSION EXPIRES October 7, 2006